EXECUTION VERSION 4888-6938-8633 v.3 AMENDMENT NO. 1 TO THE EQUITY APPRECIATION INSTRUMENT This Amendment No. 1, dated March 27, 2023 (this “Amendment”), to the Equity Appreciation Instrument, dated March 20, 2023 (the “Instrument”), is entered into by and among New York Community Bancorp, Inc., the Federal Deposit Insurance Corporation (the “FDIC”) and the FDIC as Receiver for Signature Bridge Bank, National Association. WHEREAS, in accordance with Section 13 of the Instrument, the parties hereto wish to amend the Instrument as set forth herein. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows: 1. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Instrument, and each reference to a specific Section refers to the particular section in the Instrument. From and after the date of this Amendment, all references to the Instrument shall be deemed to mean the Instrument, as amended by this Amendment. 2. The following language is hereby deleted from Section 3 of the Instrument: “; provided, that the Spread Amount will be automatically reduced to the extent necessary to prevent the Holder from obtaining shares representing more than 9.9% of the total voting equity of the Company” 3. Effect on Agreement. Except as otherwise provided herein, the Instrument has not been amended or modified in any respect and the Instrument shall remain in full force and effect. 4. Miscellaneous. Sections 12 - 15 of the Instrument are incorporated by reference herein mutatis mutandis. [Remainder of page intentionally left blank]

4888-6938-8633 v.3 IN WITNESS WHEREOF, this Amendment No. 1 has been executed on behalf of each of the parties hereto as of the date first above written. NEW YORK COMMUNITY BANCORP, INC. By: Name: Title: FEDERAL DEPOSIT INSURANCE CORPORATION By: Name: Title: FEDERAL DEPOSIT INSURANCE CORPORATION, as Receiver of Signature Bridge Bank, National Association By: Name: Title:

IN WITNESS WHEREOF, this Amendment No. 1 has been executed on behalf of each of the parties hereto as of the date first above written. NEW YORK COMMUNITY BANCORP, INC. By: Name: Title: FEDERAL DEPOSIT INSURANCE CORPORATION By: Name: Title: FEDERAL DEPOSIT INSURANCE CORPORATION, as Receiver of Signature Bridge Bank, National Association By: Name: Title: R. Patrick Quinn General Counsel & Corporate Secretary